Exhibit 99.3
                                     [SEAL]

                                                                     [SEAL]

                                                                   |_| Priority
                           UNITED STATES DISTRICT COURT            |_| Send
                          CENTRAL DISTRICT OF CALIFORNIA           |_| Clsd
                                                                   |_| Enter
                                                                   |_| JS-5/JS-6
                                                                   |_| JS-2/JS-3

NATIONAL RURAL TELECOMMUNICATIONS
COOPERATIVE,
                                                        V 99-5666 LGB (CWx)
                  Plaintiff,                            [Consolidated with case
                                                        nos. CV 00-00368 LGB,
      v.                                                00-2117 LGB, 00-8672 LGB
                                                        and 01-6220 LGB]
DIRECTV, INC., HUGHES
COMMUNICATIONS GALAXY, INC.,                            0RDER DENYING PEGASUS'
                                                        MOTION TO INTERVENE
                  Defendants.
I. INTRODUCTION

     Non-parties Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc. (together, "Pegasus") move to intervene in Case Nos. 99-5666 & 99-8672 (the "NRTC Actions") for the limited purpose of objecting to the settlement of those actions. Pegasus alleges that the basis for its motion to intervene is that the parties to the NRTC Actions, DIRECTV, Inc. and Hughes Communications Galaxy, Inc. (jointly "DIRECTV") and the National Rural Telecommunications Cooperative ("NRTC"), have executed a contingent settlement agreement which allegedly affects Pegasus' interest without its consent.

II. FACTUAL AND PROCEDURAL BACKGROUND

      As a preliminary matter, the Court notes that several separate cases involving DIRECTV, NRTC, Pegasus, and the Class have been consolidated before this Court. Pegasus' motion deals solely with intervention in Case Nos. 99-5666 & 99-8672 (the "NRTC Actions"). The factual and procedural history of these cases are lengthy; the Court only refers to the facts and procedural history that is directly relevant to this Order.

     A.   The Parties to the Consolidated Actions
          ---------------------------------------

      NRTC, DIRECTV, Pegasus, and the Class are parties to the various consolidated actions. However, only NRTC and DIRECTV are parties to the NRTC Actions in which Pegasus seeks to intervene.

            1.    DIRECTV

      DIRECTV is a company that provides direct broadcast satellite services. DIRECTV employs two broadcast centers in the United States that transmit digitally compressed programming to five satellites which beam programming and information directly to miniature satellite dishes installed in homes and business across the United States. DIRECTV is a party to the 1992 Distribution Agreement (the "DBS Agreement") with NRTC. The DBS Agreement provides that NRTC is entitled to certain television programming and services provided by DIRECTV.

            2.    NRTC

      NRTC is a member owned, member controlled organization. NRTC's members (Members) are nearly nine hundred rural electric cooperatives and telephone utilities located throughout the United States serving thirty million rural Americans. NRTC, pursuant to the DBS Agreement with DIRECTV, offers its members television programming and other services provided by DIRECTV. NRTC is a party to member agreements with both Pegasus and the Class.

            3.    Pegasus

      Pegasus is two corporations in the business of distributing direct broadcast satellite television service ("DBS Service") to households in America, primarily in rural areas. Pegasus is a party to a the NRTC/Member Agreements for Marketing and Distribution of Direct Broadcast Services ("Pegasus' Member Agreement") with NRTC.

            4.    The Class

      The Class consists of the North Central Telephone Cooperative and the Iowa Lakes Electric Cooperative (together, the "Class"). The Class are members of NRTC and are a party to a Member Agreement with NRTC ("Class' Member Agreement").

     B.   The Contracts Among the Parties
          -------------------------------

      There are two contracts which define the rights of NRTC, DIRECTV, and Pegasus in the consolidated actions. However, only one of these contracts, the DBS Agreement between NRTC and DIRECTV, is at issue in the NRTC Actions.

            1.    The DBS Agreement

     The contract that is at issue in the NRTC Actions is the DBS Agreement. See Eisen Decl., Exh E. The DBS Agreement provides that NRTC has exclusive and non-exclusive rights to distribute programming and services offered by DIRECTV in NRTC's area of service. Id. The agreement expressly provides that there are no third party beneficiaries to the agreement. Id.,ss.18.09.1 The DBS Agreement also states that DIRECTV and NRTC can modify their agreement any time in writing. Id.,ss.18.02. Pegasus is not a party to the DBS Agreement.

            2.    Pegasus' Member Agreement

     Pegasus is a party to the Member Agreement between Pegasus and NRTC. Eisen Decl., Exh. G. Pegasus' Member Agreement is related to the DBS Agreement in that Pegasus' rights under the Member Agreement arise from NRTC's rights under the DBS Agreement. Id. However, Pegasus' Member Agreement does not require NRTC to obtain Pegasus' permission before modifying the terms of the DBS Agreement, nor does it provide Pegasus with the right to prevent or object to any modification agreed upon by DIRECTV. Id. DIRECTV is not a party to the Member Agreement but is a third-party beneficiary to the Member Agreement. Id. atP. 26.


     C.   The Consolidated Actions
          ------------------------

      Four cases which had previously been consolidated for pretrial and discovery proceedings only, were set to go to trial on August 14, 2003. Prior to trial, DIRECTV, NRTC, and the Class agreed to settle their claims in the NRTC Actions and the Class Action. Pegasus and DIRECTV did not agree to settle their claims in the Pegasus Action.

            1.    First NRTC Action: Case No. CV 99-5666

      On June 3, 1999 NRTC filed suit against DIRECTV. On July 12, 1999, NRTC filed an Amended Complaint against DIRECTV for breach of contract and declaratory relief. The Amended Complaint alleges that DIRECTV breached the DBS Agreement between NRTC and DIRECTV. Am. Compl., at 4. NRTC also sought a judicial determination of its rights and duties under the DBS Agreement and the 1994 Amendment. Id. at 13. On July 22, 1999,

--------
1 Pegasus, in its Member Agreement with NRTC (the "Member Agreement"), acknowledged that it was not a third party beneficiary of the DBS Agreement. Eisen Decl., Exh. G,P. 26.

DIRECTV filed a corresponding counterclaim against NRTC for a declaratory judgment regarding DIRECTV's rights and duties under the DBS Agreement.

      This case is the subject of the contingent settlement agreement entered into between NRTC and DIRECTV and is one of the cases in which Pegasus seeks to intervene.

            2.    Second NRTC Action: Case No. CV 99-8672

      NRTC filed another suit against DIRECTV on June 20, 2001 regarding certain advanced services offered by DIRECTV to which NRTC felt entitled under the DBS Agreement.

      Specifically, NRTC alleges that DIRECTV is contractually obligated to assure NRTC the right to distribute certain advanced services offered by DIRECTV. Furthermore, NRTC alleges that DIRECTV agreed to provide NRTC with its proportionate share of various revenues, including launch fees, that DIRECTV has received or will receive for transmitting DBS programming and other services. The launch fees are payments or credits that the owner of a television or cable programming service or other third party provides to DIRECTV so that DIRECTV will transmit that party's programming or other services over DIRECTV's satellites.

      The Complaint alleges breach of contract, violations of California's unfair business practices statute, and seeks declaratory relief.

      This case is also the subject of the contingent settlement agreement entered into between NRTC and DIRECTV and is one of the cases in which Pegasus seeks to intervene.

            3.    Pegasus Action: Case No. CV 00-368

      On June 20, 2001, Pegasus filed suit against DIRECTV. Pegasus seeks damages for DIRECTV's tortious interference with Pegasus' Member Agreement with NRTC based on DIRECTV's failure to fulfill its obligations to NRTC under the DBS Agreement. The remaining claims of the Complaint are 1) intentional interference with contractual relations, 2) intentional interference with prospective economic advantage, and 3) unfair business practices.

      This case is not the subject of the contingent settlement agreement entered into between NRTC and DIRECTV.

            4.    The Class Action: Case No. CV 00-2117

      On June 20, 2001, the Class also filed suit against DIRECTV. The Class' complaint mirrors Pegasus' complaint in the Pegasus Action.

      This case is the subject of the contingent settlement agreement entered into between NRTC and DIRECTV. Pegasus does not seek to intervene in this case in the present motion.

     D.   The Proposed Settlement
          -----------------------
      The proposed settlement (1) stipulates dismissal of claims in the NRTC Actions and the Class Action; (2) amends the DBS Agreement; (3) provides for a new DBS Agreement to replace certain terms of the old DBS Agreement; (4) amends the Seamless Consumer Agreement between DIRECTV and NRTC; (5) relates certain provisions if a current member is transferred or acquired by DIRECTV; (6) subjects the settlement to the approval of the Class in the Class Action; (7) executes mutual releases of the claims in the NRTC Actions and the related Class Action; (8) contains certain indemnity provisions; (9) and amends the Term Sheet which determines rights between NRTC, the Class, and DIRECTV. Eisen Decl., Exhs. A & B.

      There is only one reference to Pegasus in the proposed settlement whereby DIRECTV agrees that if it settles the Pegasus Action with Pegasus, DIRECTV will inform NRTC and the Class of the terms of the settlement and offer NRTC, the Class, and other settling members the rights and benefits of that settlement. Id., Exh. B,P. XI. The proposed settlement does not contain any other terms which relate to Pegasus or the Pegasus Member Agreement.

III. ANALYSIS
      The Court will first analyze whether Pegasus may intervene as a matter of right. If the Court finds that Pegasus may not intervene as a matter of right, it will then discuss whether it will grant Pegasus permissive intervention.

     A.   Intervention As A Matter of Right
          ---------------------------------

     "An applicant seeking intervention as a matter of right must show that (1) it has a significant protectable interest relating to the property or transaction that is the subject of the action; (2) the disposition of the action may, as a practical matter, impair or impede the applicant's ability to protect its interest; (3) the application is timely; and (4) the existing parties may not adequately represent the applicant's interest." Donnelly v. Glickman, 159 F.3d 405, 409 (9th Cir. 1998); Waller v. Fin. Corp. of America, 828 F.2d 579, 582 (9th Cir. 1987); see also Fed. R. Civ. Proc. 24(a)(2). The Court should be guided "primarily by practical and equitable considerations." Donnelly, 159 F.3d at 409. This test is conjunctive; if Pegasus cannot show that it has a significant protectable interest in the NRTC Actions, its motion to intervene as of right fails. Donnelly, 159 F.3d at 409. "An applicant has a `significant protectable interest' in an action if (1) it asserts an interest that is protected under some law, and (2) there is a `relationship' between its legally protected interest and the plaintiff's claims." Id.2

      Pegasus argues that it has a protectable interest in the NRTC Actions because "(1) the settlement may affect Pegasus' contract rights; (2) the claims at issue in the NRTC Actions are closely related to the claims at issue in the Pegasus Action; and (3) the settlement may affect Pegasus' interests in specified funds." Reply, at 5.

            1.    Pegasus' Contract Rights Under Pegasus' Member Agreement

      Pegasus argues that it is entitled to services and benefits in accordance with its Member Agreement and that the proposed settlement "threatens to fundamentally change the services and benefits provided by NRTC, thus undermining Pegasus' contract rights." Id.

      NRTC counters by arguing that Pegasus' contract rights under its Member Agreement are not affected by the settlement. NRTC Opp., at 2. NRTC states that for those DBS participants who elect not to take advantage of the settlement agreement, the original Member Agreement remains in full force and effect. Id. Therefore, even if Pegasus does not chose to take advantage of the settlement, its rights are preserved under its Member Agreement. Id.

      The linchpin of this debate is that the DBS Agreement is separate and apart from Pegasus' Member Agreement. Pegasus does not have any rights under the DBS Agreement which is the subject of the proposed settlement. Pegasus' rights are limited to Pegasus' Member Agreement between NRTC and Pegasus which is not affected by the proposed settlement. Furthermore, Pegasus may still bring claims against NRTC to enforce its rights under the Member Agreement if it chooses to do so.

      The DBS Agreement expressly states that there are no third party beneficiaries to the contract. Eisen Decl., Exh E,ss.18.09. Pegasus' Member Agreement expressly acknowledges that Pegasus is not a third party beneficiary to the DBS Agreement. Eisen Decl., Exh. G,P. 26. When Pegasus entered into its Member Agreement, it had the DBS Agreement and knew that the contract expressly disavowed any third party beneficiaries. Pegasus entered into its Member Agreement with full knowledge that it would not be a third party beneficiary to the DBS Agreement.

      Pegasus' argues that the Court should look beyond the express language of both of these contracts to find that Pegasus is a third-party beneficiary of the DBS Agreement. However, Pegasus has not offered the Court with any legal authority that permits the Court to look beyond the express language of the contract to find that a third party is a third

--------
2 In its Opposition, DIRECTV argues that Pegasus lacks standing to intervene in the NRTC Actions. DIRECTV Opp., at 15. The Ninth Circuit has stated that standing requirements are closely intertwined with the first prong of the intervention as a matter of right test. See Southwest Ctr. for Biological Diversity v. Berg, 268 F.3d 810, 821 n.3 (9th Cir. 2001). Therefore, if the Court finds that Pegasus has a significant protectable interest in the NRTC Actions, it will presume that Pegasus has standing to intervene.

party beneficiary.3 Furthermore, under California law, a contract must be made expressly for the benefit of a third party for that party to enforce the contract as a third-party beneficiary. Cal. Civ. Code ss. 1559. Therefore, the Court finds that Pegasus is not a third party beneficiary to the DBS Agreement.

      Pegasus cites to DIRECTV's press release following the announcement of the settlement as evidence that the settlement will alter Pegasus' contractual rights. See Eisen Decl., Exh. ---

C. The press release states: "DIRECTV believes that all issues regarding how long Pegasus' contractual rights last and its future relationship with DIRECTV are resolved by this settlement and this settlement resolves all issues under that contract." Id. at 26. Regardless of any posturing done by DIRECTV in its press releases, the settlement cannot estop Pegasus from enforcing any rights it has under the Member Agreement. 4 Since Pegasus does not have any contract rights under the DBS Agreement, any changes or modifications to the DBS Agreement made in the settlement do not affect Pegasus' contract rights which arise solely from Pegasus' Member Agreement.

      Pegasus argues that it has contract rights that are closely related to the claims raised in the NRTC Actions. For example, as Pegasus notes in its brief, the initial term of the Member Agreement is determined by the "Satellite Expiration Date" under the Member Agreement. Mot., at 6; Eisen Decl., Exh. G,P. 5(c). The term "Satellite Expiration Date" also appears in the DBS Agreement and was the subject of claims raised in the NRTC Actions which are resolved by the settlement agreement. See Eisen Decl., Exh. E,P. 4.06(a); Eisen Decl., Exh. A, at 5. Paragraph 5(c) of Pegasus' Member Agreement, states, in full:

      Unless this Agreement is cancelled, terminated, or expires earlier, it shall remain in effect until [DIRECTV] removes the satellite from its assigned orbital location (the "Satellite Expiration Date"). In the event the Satellite Expiration Date occurs earlier than ten (10) years from the Service Commencement Date, Member shall receive a refund of its Committed Member Payment in accordance with Section 12.

      Id. The Satellite Expiration Date under Pegasus' Member Agreement is determined by when DIRECTV removes the satellite from its orbital location. The settlement may change the Satellite Expiration Date under the DBS Agreement, but it cannot change this date under the Member Agreement. Pegasus' argument that the settlement agreement will affect this term of its Member Agreement is without merit.5

      Pegasus further argues that its contract rights are determined by the DBS Agreement between NRTC and DIRECTV because several of the same terms appear in both agreements and because, during trial preparation, the parties agreed that the terms for the DBS Agreement would determine the terms of the Member Agreement. Pegasus points to the proposed jury instructions and memorandum of contentions of fact and law to support this proposition. Mot., at 6-7. The agreement between the parties that the terms of the DBS Agreement would determine the terms of the

--------

3 Pegasus' reliance on Klamath Water Users Protective Assoc. v. Patterson, 204 F.3d 1206 (9th Cir. 1999), is misplaced. In Klamath, the Ninth Circuit discussed the proof necessary to sue as a third party beneficiary. Id. at 1211. The contract in Klamath, however, did not contain a provision which expressly disavowed any third party beneficiaries to the contract. Therefore, it is not relevant to a discussion of the DBS Agreement which contains such a provision. Pegasus' reliance on Stratosphere Litigation LLC v. Grand Casinos, Inc., 298 F.3d 1137 (9th Cir. 1999), is similarly misplaced.

4 Pegasus states in its Reply that "DIRECTV has admitted that it will raise the settlement as a bar to Pegasus' right to have its claims heard by this Court" in support of its argument that Pegasus' contract rights will be affected by the settlement. See Reply, at 3 (citing DIRECTV's Memo. re Proposed Trial Dates, at
3). DIRECTV's brief refers to Pegasus' claims in the Pegasus Action. In order to demonstrate that it has a protectable interest in the NRTC Actions, Pegasus must show that its contract rights under the Member Agreement will be affected by the settlement agreement. Whether Pegasus can maintain its claims in the Pegasus Action is irrelevant to this discussion.

The Court notes that the press release also states, "This settlement does not resolve certain related pending litigation between DIRECTV and Pegasus Satellite Television." See Eisen Decl., Exh. C, at 25. DIRECTV's position regarding whether Pegasus' can maintain its claims in the Pegasus Action is, therefore, unclear.

5 Pegasus cites to several other terms in the Member Agreement which are also terms of the DBS Agreement. See Mot., at 6-8. Pegasus' argument regarding these terms also fail for the same reason discussed above.

Member Agreement was for trial purposes. That agreement did not effect the parties' legal rights under the contracts. Since the parties did not go to trial, each party has a right to enforce its own rights under its respective contract.



      Therefore, the Court finds that Pegasus has not shown a protectable interest in the NRTC Actions based on its contractual rights under the Member Agreement.

            2. The Relationship Between the Claims in the NRTC Actions and the Pegasus Action

      Pegasus further argues that it has "protectable interests with respect to the claims at issue in the NRTC Action because those claims are closely related to the claims at issue in the Pegasus Action." Mot., at 8. "Pegasus has asserted in the Pegasus Action its own claims for relief that parallel many of the claims raised in the NRTC Actions." Id. This overlap, according to Pegasus, gives Pegasus an "obvious interest in how the claims in the NRTC Actions are resolved and in how that disposition may impact Pegasus." Id.

      In support of this argument, Pegasus cites to the Waller case. In Waller, Arthur Anderson & Co ("Arthur Anderson") moved to intervene and object to a settlement between shareholders and the Financial Corporation of America ("FCA"). Waller, 828 F.2d at 580. Although the original case was filed against FCA, its officers, and Arthur Anderson ("Waller I"), the shareholders filed a separate case against FCA only ("Waller II") alleging the same claims as those in Waller I in order to expedite settlement. Id. Arthur Anderson then moved to intervene in Waller II. The district court denied Arthur Anderson's motion and the Ninth Circuit reversed the ruling. Id. The Ninth Circuit stated that the gravamen of the shareholders' claims in Waller II was that FCA's financial statements, which were prepared by Arthur Anderson, were inaccurate. Id. at 582. The Court found that Anderson, as FCA's auditor and accountant, had an obvious interest in defending against the allegations of inaccurate financial statements and that its rights "to effectively defend its interest would be both impaired and impeded" if it was not allowed to intervene. Id. The Ninth Circuit's finding in the opinion tracks the language of Federal Rule of Civil Procedure 24(a). See Fed. R. Civ. P. 24(a). The Rule states that a party may intervene when (1) the applicant claims an interest relating to the transaction which is the subject of the action and (2) the applicant is so situated that the disposition of the action may impair or impede the applicant's ability to protect that interest. Fed. R. Civ. P. 24(a)(1)-(2).

      Pegasus' position in relation to the NRTC Actions is quite distinct from Arthur Anderson's position in Waller. Pegasus cannot meet the requirement of first prong of Rule 24(a) because Pegasus does not have an interest in the DBS Agreement which is the subject of the NRTC Actions. Pegasus is not a party to the DBS Agreement nor a third party beneficiary. The proposed settlement between NRTC and DIRECTV will not affect Pegasus' rights because its rights stem from its Member Agreement, not the DBS Agreement. Pegasus' alleged interest "falls far short of the `direct, non-contingent, substantial and legally protectable' interest required for intervention as a matter of right.'" S. Cal. Edison Co. v. Lynch, 307 F.3d 794, 803 (9th Cir. 2002) (relying on Dilks v. Aloha Airlines, 642 F.2d 1155, 1157 (9th Cir. 1981)).

Pegasus also relies on United States v. City of Los Angeles, 288 F.3d 391 (9th Cir. 2002), to support its argument that it has a protectable interest in the NRTC Actions. In the Los Angeles case, the United States sued the City of Los Angeles (the "City") and the Los Angeles Police Department ("LAPD") alleging that the Defendants had engaged in a pattern of constitutional violations. Id. at 396. The Los Angeles Police Protective League ("Protective League"), the designated bargaining unit for the "rank and file" LAPD police officers, moved to intervene in a settlement between the parties. Id. The Court found that the Protective League had a protectable interest in the case because the complaint:
(1) sought injunctive relief against the members of the Protective League, (2) raised factual allegations that the member officers had committed unconstitutional acts in the line of duty, and (3) sought remedies which may affect terms of the contract between the Protective League and the City under which members of the Police League are employed. Id. at 399.

The interest identified by the Ninth Circuit in Los Angeles is distinct from the interest claimed by Pegasus in the present case. The proposed settlement of the NRTC Actions does not seek injunctive relief against Pegasus nor does it raise any allegations of wrongdoing by Pegasus. Furthermore, Pegasus cannot rely on the Ninth Circuit's finding that the employment contract in the Los Angeles case gave the Protective League a protectable interest in the litigation. The Ninth Circuit held that an employer cannot unilaterally change a collective bargaining agreement. Id. at 400. In this case, NRTC and DIRECTV have the right to unilaterally change the DBS Agreement because the agreement can be amended by NRTC and DIRECTV without Pegasus' consent. And, as Pegasus is not a third party beneficiary to the DBS Agreement, it has no rights under the DBS Agreement. Its rights flow directly from Pegasus' Member Agreement, which is not affected by the proposed settlement. Therefore, Pegasus' reliance on the Los Angeles case is misplaced.

     Pegasus further asserts that it is a real party in interest with respect to the claims in the NRTC Actions based on this Court's Order of December 5, 2000 (December 5th Order) in the Pegasus Action which denied DIRECTV's motion to dismiss. Mot., at 8.6 This Court denied the motion to dismiss finding that Pegasus' rights under the Member Agreement flowed from the DBS Agreement and that Pegasus had a legal right to bring a claim to clarify the DBS Agreement. Eisen Decl., Exh. O (12/5 Order), at at 20. The Court relied on the decision in Gardiner v. Gaither, 162 Cal. App. 2d 607 (Cal. Ct. App. 1958) in finding that Pegasus had a legal right to bring a claim to clarify the DBS Agreement. Eisen Decl., Exh. O (12/5 Order), at 19.

      The Court finds that its decision in the December 5th Order improperly applied the law of Gardiner. In Gardiner, the California Court of Appeals found that Samuel Gardiner, the respondent, had a legal interest in a contract to which he was not a party because that contract determined whether or not he could recover debts due to him as a creditor of the parties to the contract. Gardiner, 162 Cal. App. 2d at 621. The Court found that this interest conferred upon Gardiner a right to secure a declaration regarding the contract. Id.

      In this case, Pegasus' rights under its Member Agreement do not hinge on a clarification of the DBS Agreement. Pegasus does not have an interest sufficient to allow a clarification of the DBS Agreement. Therefore, Pegasus' reliance on this Order is misplaced.

      A real party in interest to a litigation or settlement is a party whose rights will be directly and adversely affected by the outcome. See Sierra Club
v. Glickman, 82 F.3d 106, 109 (5th Cir. 1996); United States v. Alcan Aluminum, Inc., 25 F.3d 1174, 1186-87 (3rd Cir. 1994). Pegasus relies on the Sierra Club and Alcan Aluminum cases to support the argument that Pegasus is a real party in interest to the NRTC Actions. See Mot., at 8-9. In Alcan Aluminum, the Court held that non-settling parties who would be barred from seeking contribution from settling parties due to the terms of the settlement, had a right to intervene because their contribution rights would be barred. Alcan Aluminum, Inc., 25 F.3d at 1185. The Court found that the right to seek contribution under the relevant federal statute was a legally cognizable interest. This interest made the intervening parties real parties in interest. Id. at 1186. Similarly, in the Sierra Club case, the Court found that farmers whose rights to federal subsidies would be directly affected by the outcome of litigation between an environmental group and the United States were real parties in interest. Sierra Club, 82 F.3d at 109.

      The facts in the present case are distinct from those in Sierra Club and Alcan Aluminum. Pegasus does not have any legally cognizable rights in the DBS Agreement or the NRTC Actions. Its rights stem solely from its Member Agreement which is not affected by the settlement. Therefore, Pegasus is not a real party in interest in the NRTC Actions.

            3.    Pegasus' Interests in Specified Funds

      Pegasus argues that it "has protectable interest with respect to some of the claims at issue in the NRTC Actions insofar as it claims an interest in specific funds that may be affected by the disposition of the NRTC Actions." Mot., at 9. According to Pegasus, the Court "has determined that Pegasus may seek restitution of Launch Fees through the Pegasus Action." Id. at 10. Pegasus recites NRTC's obligation to pass on to Pegasus and the other participants any recovery of Launch Fees and a substantial portion of any recovery of lost profits." Id.

      The cases that allow intervention based on an interest in specified funds only allow intervention when there is money set aside that may disappear before the proposed intervenor has a chance to assert its rights. See Mountain Top Condo. Ass'n v. Dave Stabbert Master Builder, 72 F.3d 361, 366 (3d Cir.
1995) (citations omitted) (finding a protectable interest for beneficiaries of a hurricane relief fund of $250,000). In the Mountain Top Condominum case, the Court found that the proposed intervenors had "an interest in the property over which the court has taken jurisdiction." Id. at 368; see also Gaines v. Dixie Carriers, Inc., 434 F.2d 52, 53-54 (5th Cir. 1970) (proposed intervenor law firm that claimed rights to a specified fund of attorneys' fees was allowed to intervene lest later-retained attorneys

--------

6 The Court's December 5th Order is an interim order which did not irrevocably decide any dispositive issues of law. See In re Johns-Manville Corp., 42 B.R. 651, 652 (S.D.N.Y. 1984).

depleted the entire fund). In this case, Pegasus does not provide any evidence that these monies were to come from a specific extinguishable fund nor has Pegasus shown that it has an interest in a specified trust or account of money, or any property, that will be affected by the settlement of the NRTC Actions.


      Furthermore, Section 2(a) of the Amended Member Agreement which provides Pegasus with the right to recover launch fees states:

      With respect to Programming, NRTC shall pay to Member on a pro rata basis all other net revenues that NRTC receives from HCG which are directly attributable to Commercial Member Residences and/or Commercial Establishments. Eisen Decl., Exh. H, at 90 (emphasis added). This section only applies to money that NRTC has received from DIRECTV. If NRTC does not receive the money from DIRECTV, Pegasus' rights to the money do not vest. Therefore, Pegasus' argument that it is entitled to specific funds affected by the settlement is without merit.

      Pegasus has not demonstrated that it has a legally protectable interest in the settlement. Therefore, Pegasus has not fulfilled the first prong required to sustain a motion to intervene as of right. Since the intervention as of right test is conjunctive, the Court need not address the other prongs. Pegasus cannot intervene as of right in the NRTC Actions.

      The Court will now discuss whether Pegasus may permissively intervene in the NRTC Actions.

     B.   Permissive Intervention
          -----------------------

      Regarding permissive intervention, Rule 24 provides, in part:

      Upon timely application anyone may be permitted to intervene in an action: . . . (2) when an applicant's claim or defense and the main action have a question of law or fact in common . . . In exercising its discretion the court shall consider whether the intervention will unduly delay or prejudice the adjudication of the rights of the original parties.

      Fed. R. Civ/ Proc. 24(b). In the Ninth Circuit, "an applicant who seeks permissive intervention must prove that it meets three threshold requirements:
(1) it shares a common question of law or fact with the main action, (2) its motion is timely, and (3) the court has an independent basis for jurisdiction." Donnelly, 159 F.3d at 412. This test is conjunctive; the applicant must meet all of the threshold requirements to permissively intervene. Id.

      The Court finds that Pegasus' claims in the Pegasus Action have questions of law and fact in common with the NRTC Actions. For example, Pegasus' claim against DIRECTV for intentional interference with contractual relations is based on DIRECTV's failure to fulfill its obligations under the DBS Agreement. However, the Court finds that Pegasus' motion is not timely. These cases have been pending for four years and Pegasus' motion to intervene comes after the parties have nearly finalized their settlement. The Court finds that the overwhelming interest in having these matters settled after four years of litigation, at enormous cost to the parties, is paramount. Therefore, the Court finds that Pegasus' motion is not timely. Since Pegasus has not met the second prong of the Donnelly test regarding permissive intervention, Pegasus cannot permissively intervene in the NRTC Actions. Therefore, the Court denies Pegasus' motion for permissive intervention.

IV. CONCLUSION

Pegasus' Motion to Intervene is DENIED.

IT IS SO ORDERED.

Dated: November 7, 2003

                                                   /s/ LOURDES G. BAIRD
                                                   ----------------------------
                                                   LOURDES G. BAIRD
                                                   United States District Judge